UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2006
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-02199 (Commission File Number)	39-0126090 (I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Financial Statements of Petro-Rentals
Pro Forma Financial Information

Explanatory Note
     As previously reported, on October 17, 2006, Allis-Chalmers Production Services, Inc., a wholly-owned subsidiary of Allis-Chalmers Energy Inc., completed its acquisition of all of the outstanding capital stock of Petro-Rentals, Incorporated, a Louisiana corporation (“Petro-Rentals”), pursuant to the Stock Purchase Agreement described in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006 containing disclosures under Items 1.01, 2.01, 3.02, 7.01 and 9.01 of Form 8-K (the “October 19, 2006 Form 8-K”).
     In Item 9.01 of the October 19, 2006 Form 8-K, we indicated that:
•	we intend to provide the financial statements of Petro-Rentals for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed by Item 9.01(a)(4) of Form 8-K; and

•	we intend to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed by Item 9.01(b)(2) of Form 8-K.
This Current Report on Form 8-K/A amends the October 19, 2006 Form 8-K to include such financial statements and pro forma information.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements of Petro-Rentals for the periods specified in Rule 3-05 of Regulation S-X are attached hereto as Exhibit 99.2.
(b) Pro Forma Financial Information.
The unaudited pro forma consolidated condensed financial statements of Allis-Chalmers required by Article 11 of Regulation S-X are attached hereto as Exhibit 99.3, and are not necessarily indicative of the results that actually would have been attained if our acquisition of Petro-Rentals had been completed on the dates indicated, or indicative of the results that may be attained in the future. Such statements should be read in conjunction with the historical financial statements of Allis-Chalmers and Petro-Rentals.
(d) Exhibits.

Exhibit Number	Description
99.2	Financial Statements of Petro-Rentals
99.3	Pro Forma Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: December 13, 2006	By:	/s/ Theodore F. Pound III
Theodore F. Pound III
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.2	Financial Statements of Petro-Rentals
99.3	Pro Forma Financial Information